Exhibit 10.12

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 9

SAN MATEO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

NETSUITE, INC., a California corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 2nd day of August, 2005, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”) and NETSUITE, INC., a California corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C and Schedule 1 (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit F-1 (Form of Letter of Credit), Exhibit F-2 (Outline and Location of Refusal Space) and Exhibit G (Parking Agreement).

1. Basic Lease Information.

1.01	“Building” shall mean the building located at 2955 Campus Drive, San Mateo, California, commonly known as Peninsula Office Park Building 9. “Rentable Square Footage of the Building” is deemed to be 123,563 square feet.

1.02

“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 1ST and 2nd floors and known as Suite No. 100 (“Suite 100”), Suite No. 110 (“Suite 110”) and Suite No. 200 (“Suite 200”). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floors shall be considered part of the Premises. The “Rentable Square Footage of Suite 100” is deemed to be 15,747 square feet. The “Rentable Square Footage of Suite 110” is deemed to be 13,134 square feet. The “Rentable Square Footage of Suite 200” is deemed to be 29,888 square feet. The collective “Rentable Square Footage of the Premises” is deemed to be 58,769 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct. Tenant agrees and acknowledges that it is currently in possession of Suite 100 of the Premises pursuant to an Office Lease Agreement (“Prior Lease”) between Landlord and Tenant, entered into as of November 21, 2003, and the term of such lease expires on August 31, 2005. Tenant further agrees and acknowledges that it is currently in possession of Suite 110 of the Premises pursuant to a Sublease Agreement (“Sublease Agreement”) on October 1, 1999 (which Sublease Agreement was later amended on October 31, 2001) by and between The Vantive Corporation as Sublandlord and Net Ledger, Inc., a California corporation (predecessor in interest to Tenant) as Subtenant. The term of said Sublease Agreement expires on August 31, 2005.

1.03	“Base Rent”:

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
September 1, 2005 – August 31, 2006	$19.80	$96,968.85
September 1, 2006 – August 31, 2007	$24.00	$117,538.00
September 1, 2007 – August 31, 2008	$24.60	$120,476.45
September 1, 2008 – August 31, 2009	$25.80	$126,353.35
September 1, 2009 – August 31, 2010	$26.40	$129,291.80
September 1, 2010 – August 31, 2011	$27.00	$132,230.25
September 1, 2011 – August 31, 2012	$28.20	$138,107.15

Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default beyond applicable cure periods, Tenant shall be entitled to an abatement of Base Rent in the amount of $49,315.20 per month for 5 consecutive full calendar months of the Term, beginning with the first full calendar month of the Term following the Commencement Date for Suite 200

(the "Suite 200 Base Rent Abatement Period"). The total amount of Base Rent abated during the Suite 200 Base Rent Abatement Period shall equal $246,576.00 (the "Suite 200 Abated Base Rent"). During the Suite 200 Base Rent Abatement Period, only such portion of Base Rent shall be abated, and all Additional Rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease. If Tenant defaults at any time during the Suite 200 Base Rent Abatement Period and fails to cure such default within any applicable cure period under the Lease, Tenant’s right to receive such Suite 200 Abated Base Rent shall toll and not be in effect during any such Tenant default. During such period of Tenant default, Tenant shall be required to pay to Landlord Base Rent at the rates specified the Base Rent schedule above. Upon Tenant’s cure of any such default, Tenant shall once again be entitled to an abatement of Base Rent in accordance with the terms and conditions of this Lease so that Tenant may receive the total amount of the Suite 200 Abated Base Rent.

Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Commencement Date (as hereinafter defined) for each of Suite 100, Suite 110 and Suite 200 is September 1, 2005. If, in accordance with Section 1.06 and Section 3 hereof, the Commencement Date for any one of the suites comprising the Premises is other than September 1, 2005, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Premises shall be appropriately adjusted on a per diem basis to reflect the actual Commencement Date for such suite. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Commencement Date as provided herein.

1.04	“Tenant’s Pro Rata Share”: 47.5620%.

1.05	“Base Year” for Taxes (defined in Exhibit B): 2006; “Base Year” for Expenses (defined in Exhibit B): 2006.

1.06	“Term”: A period of 84 months and zero days (subject to the terms of this Lease). Subject to Section 3, the Term shall commence on September 1, 2005 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on August 31, 2012 (the “Termination Date”).

1.07	Allowance(s): $900,341.08, as more particularly described on Exhibit C attached hereto.

1.08	“Security Deposit”: None.

1.09	“Guarantor(s)”: None.

1.10	“Broker(s)”: BT Commercial Real Estate.

1.11	“Permitted Use”: General office use, including software development; provided in no event shall the Premises, or any portion of the Premises, be used for the sale of food from the Premises to the public.

1.12	“Notice Address(es)”:

Landlord:	Tenant:

EOP-Peninsula Office Park, L.L.C. c/o Equity Office Management, L.L.C. 950 Tower Lane, Suite 950 Foster City, California 94404 Attn: Property Manager	NetSuite, Inc. 2955 Campus Drive Suite 100 San Mateo, CA 94403

With a copy to:	With a courtesy copy to:

Equity Office One Market Spear Street Tower, Suite 600 San Francisco, California 94105 Attn: San Francisco Regional Counsel	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304-1050 Attn: RE/Env Dept (DSS)

If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

1.13	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 7:00 a.m. to 6:00 p.m. on Business Days.

1.14	“Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16	“Letter of Credit” shall have the meaning given to such term in Exhibit F hereto.

2. Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property, including, without limitation, the Parking Facility (as defined in Exhibit G to this Lease and subject to the terms and conditions thereof), that are designated by Landlord for the common use of tenants and others (the “Common Areas”). Access to the Building and the Parking Facility (as such term is defined in Exhibit G hereto) shall be provided for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

3. Adjustment of Commencement Date; Possession.

3.01 Intentionally Omitted.

3.02 Subject to the terms of this Lease and the Work Letter and without waiving Landlord’s obligation to deliver the Premises in the condition required by this Lease, Landlord’s repair and maintenance obligations specifically set forth in this Lease and/or Landlord’s obligation to pay the Allowance (as more particularly described in Exhibit C attached hereto) (a) the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord, and (b) subject to the remaining terms of this Section 3.02, by taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. As previously set forth in Section 1.02, Tenant agrees and acknowledges that it is currently in possession of Suite 100 of the Premises pursuant the Prior Lease and in possession of Suite 110 of the Premises pursuant to the Sublease Agreement. Landlord shall not be liable for a failure to deliver possession of Suite 200 due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. If Landlord is unable to deliver possession of all or part of Suite 200 as a result of the holdover or unlawful possession by another party, then the Commencement Date for Suite 200 only shall be postponed until the date Landlord delivers possession of Suite 200 to Tenant free from occupancy by any party; provided, however the Commencement Date for any other suite comprising the Premises shall occur as of the Commencement Date stated in Section 1.06 hereof. Promptly after the determination of the Commencement Date for all of the Premises, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. Notwithstanding the foregoing, the Termination Date shall not extend beyond August 31, 2012. Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the letter, within 30 days after the date of the letter shall be deemed an approval by Tenant of the statements contained therein. If Tenant takes possession of Suite 200 pursuant to the terms hereof (and not pursuant to the Prior Lease nor the Sublease Agreement) before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and except that Tenant shall not be obligated to pay Base Rent or Tenant’s Pro Rata Share of Expenses and Taxes to Landlord for such period of possession of Suite 200 before the Commencement Date. During such period of possession of Suite 200 prior to the Commencement Date, Tenant shall pay the cost of services requested by Tenant (e.g. freight elevator usage). Notwithstanding anything to the contrary set forth herein, except to the extent caused by Tenant or any Tenant Related Parties (as defined in Section 13), the Base Building (as defined in Section 5) and its electrical, heating, ventilation and air conditioning, fire protection, mechanical and plumbing systems shall be in good, watertight condition and working order as of the date Landlord delivers possession of Suite 200 to Tenant. If the foregoing are not in good condition and working order as provided above, Landlord shall be responsible for repairing or restoring the same at its sole cost and expense promptly, provided that Tenant has delivered written notice thereof to Landlord not later than 60 days following the date Landlord delivers possession of Suite 200 to Tenant. Notwithstanding the foregoing, Tenant, and not Landlord, shall be responsible, at its cost, for any repairs and for the correction of any defects that arise out of or in connection with the specific nature of Tenant's business, the acts or omissions of Tenant, its agents, employees or contractors whether pursuant to the terms hereof or pursuant to the Prior Lease and/or the Sublease Agreement, Tenant's arrangement of any furniture, equipment or other property in the Premises whether pursuant to the terms hereof or pursuant to the Prior Lease and/or the Sublease Agreement, any repairs, alterations, additions or improvements performed by or on behalf of Tenant whether pursuant to the terms hereof or pursuant to the Prior Lease and/or the Sublease Agreement and any design or configuration of the Premises created by or for Tenant (whether pursuant to the terms hereof or pursuant to the Prior Lease and/or the Sublease Agreement) which specifically results in such defect in the mechanical or electrical systems in the Premises.

4. Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days after written notice only for the first of three late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 10% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5. Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including (except as expressly provided to the contrary herein) the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and, except with respect to Landlord’s maintenance and repair obligations as expressly set forth in Section 9, the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for the Permitted Use, or Alterations or improvements in the Premises performed or requested by Tenant. "Base Building" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical, HVAC, fire/life safety and plumbing systems and equipment located in the internal core of the Building and servicing the Premises. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable and non-discriminatory rules and regulations adopted by Landlord from time to time, including reasonable, non-discriminatory rules and regulations for the performance of Alterations (defined in Section 9). Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of applicable Laws (including, without limitation, Title III of the Americans with Disabilities Act) with respect to the Premises, the Base Building and the Common Areas of the Building, provided that Landlord's obligation (a) with respect to the Premises shall be limited to violations that arise out of the Landlord Work, if any, and/or the condition of the Premises prior to (i) the Commencement Date hereof only with respect to Suite 200 and (ii) the installation of any furniture, Tenant alterations, equipment and other personal property of Tenant pursuant to the terms hereof, and (b) with respect to the Common Areas and the Base Building, shall not include the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems, unless such improvement is required on a Building-wide basis by applicable Law and without reference to the specific nature of Tenant’s use of and business in the Premises (other than the Permitted Use). Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord shall make reasonable efforts to minimize any impact on Tenant in connection with any such appeal by Landlord. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant's use of or business in the Premises (other than the Permitted Use), the acts or omissions of Tenant, its agents, employees or contractors whether pursuant to the terms hereof, the Prior Lease, or the Sublease Agreement, Tenant's arrangement of any furniture, equipment or other property in the Premises whether pursuant to the terms hereof, the Prior Lease, or the Sublease Agreement, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work or repairs that are performed by Landlord and the cost thereof is Landlord’s express responsibility pursuant to the terms and conditions of this Lease, if any) whether pursuant to the terms hereof, the Prior Lease, or the Sublease Agreement or any design or configuration of the Premises specifically requested by Tenant after being informed (whether pursuant to the terms hereof, the Prior Lease or the Sublease Agreement) that such design or configuration may not be in strict compliance with applicable Law, any changes in Law after the date hereof that are applicable to Suite 110 and to Suite 200, and any changes in Law after November 21, 2003 that are applicable to Suite 100.

Further, subject to the terms of this Section 5, except to the extent caused by, attributable to, or otherwise disturbed, distributed or exacerbated (after Tenant is aware, of reasonably should have been aware, of the existence of such Hazardous Materials) by Tenant, and/or any of Tenant’s agents, invitees, employees and/or contractors and/or any Tenant Related Party, Tenant shall in no event be liable for the removal or remediation or clean up of Hazardous Materials which are: (i) existing at a subject portion of the Premises on or before the date Landlord delivered to Tenant possession of such subject portion of the Premises, and/or (ii) Hazardous Materials which migrated onto a subject portion of the Premises after the date Landlord delivered possession to Tenant of such subject portion of the Premises.

6. Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use such portion of the Security Deposit as is necessary to satisfy past due Rent, to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant’s Default as provided in Section 19. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor landlord hereunder and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7. Building Services.

7.01 Subject to Tenant’s express obligation herein to pay for non-Building Service Hour HVAC or excess electrical usage and the others terms of this Lease, and subject to Section 7.02 of this Lease, Landlord shall furnish Tenant with the following services (“Landlord Services”) 24 hours per day, 7 days per week: (a) water for use in the Base Building lavatories and Premises sinks (if any); (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) elevator service, provided that, subject to Force Majeure, at least 1 passenger elevator servicing the Premises shall be available for the use of Tenant, in common with other occupants of the Building, 24 hours a day, 365/6 days per year; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and, (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property. As of the date hereof, Landlord's charge for non-Building Service Hours HVAC service is $56.00 per hour, subject to change from time to time.

7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage (provided that the cost for such excess electrical usage shall be limited to Landlord’s actual, reasonable costs of supplying such excess electricity; Landlord shall in no event charge an administrative fee in addition to the foregoing) and for the cost of purchasing and installing the measuring device(s).

7.03 Except as expressly provided in this Lease, Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8. Leasehold Improvements.

Except as expressly provided for herein, all improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below). Tenant trade fixtures are and shall remain Tenant’s personal property. In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Landlord Work and/or Alterations (and/or other Leasehold Improvements made pursuant to the Prior Lease and the Sublease Agreement) that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables may include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications which are defined above. The designated Required Removables shall be removed by Tenant before the Termination Date. As of the date of this Lease, there are no Required Removables (other than Cable) located in Suites 100 and 110 of the Premises. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration or other improvements are Required Removables.

9. Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions discovered by Tenant or of which Tenant becomes aware. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and Tenant shall keep the Premises in the same condition and repair as it was originally delivered to Tenant by the Landlord (whether delivered pursuant to the terms of this Lease, the Prior Lease or the Sublease Agreement), reasonable wear and tear, repairs and improvements expressly required to be performed by Landlord pursuant to the express terms of this Lease (including, without limitation Section 16 hereof), removal and/or remediation of Hazardous Materials (as defined in Exhibit B) introduced to the Premises by Landlord during the Term or for which Tenant is not liable pursuant to the terms and conditions of second paragraph of Article 5 of this Lease, and damage caused by Casualty and Taking excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (whether originally installed pursuant to the terms hereof, the Prior Lease or the Sublease Agreement, collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. Within a reasonable time period following Landlord’s receipt of a written request by Tenant given the availability of Landlord’s employees, Landlord shall, at Tenant’s sole cost and expense, perform the following maintenance and repair obligations of Tenant within the Premises: repair and maintain the mechanical (including HVAC), electrical and plumbing systems within the Premises, lighting, floor covering, affixed interior partitions, doors, stairs and demising walls. In the event that Tenant so requests that Landlord perform any of the foregoing work on Tenant’s behalf, within 10 days of Landlord’s request therefore (which request shall be accompanied by reasonable documentation of such costs and expenses), Tenant shall pay to Landlord the amount incurred by Landlord in connection with the performance of such work on Tenant’s behalf (and the reimbursement of such costs and expenses shall be deemed Additional Rent for purposes of this Lease). Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds (and if Landlord fails to carry insurance expressly required of Landlord by the terms of this Lease, to the extent such insurance would not have covered the loss), Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises required of Tenant by the terms of this Lease for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with a reasonable administrative charge not to exceed to 10% of the cost of the repairs.

9.02 Landlord shall keep and maintain in water tight condition, good repair and working order and perform maintenance upon the: (a) Base Building, including the structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing, and fire/life safety systems and serving the Building in general; (c) Common Areas (including, without limitation, lighting, floor coverings, doors and stairs); (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord, not Tenant, shall be responsible for performing any necessary capital improvements or repairs to the Common Areas (as reasonably determined by Landlord) and the cost thereof shall be subject to the terms of this Lease (including, without limitation, Exhibit B hereto). Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (i) (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises, or (ii) (a) will not affect the Base Building, and (b) does not exceed the total project cost of $25,000.00. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and, if the cost of the Alterations exceeds $100,000.00, any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 1% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. Landlord acknowledges and agrees that Landlord shall not charge Tenant an oversight and coordination fee in connection with Tenant’s construction of the “Initial Alterations”, as described in Exhibit C attached hereto.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord in accordance with this provision shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11. Assignment and Subletting.

11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed or traded on a recognized securities exchange or if at least 75% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, for any Transfer requiring Landlord’s consent, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing (specifying the general basis for refusal, if required by Tenant); or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Square Footage of the Premises on any floor for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises on said floor that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Notwithstanding the above, Landlord shall not have the right to recapture the subject portion of the Premises in the event of a Permitted Transfer, as defined below in Section 11.04 below. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.03 Except with respect to Permitted Transfers, Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as consideration for a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, the following costs to the extent directly incurred by Tenant attributable to the Transfer: reasonable attorneys’ fees, brokerage commissions and the costs of improvements made to the portion of the Premises subject to the subject Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord. In addition to the foregoing, Tenant may also deduct from the excess (if applicable) commercially reasonable reimbursements received by Tenant from a subtenant for such subtenant’s shared use (on a fair and equitable basis) of the following: photocopy machines, telephone equipment (including facsimile lines), office supplies, administrative staff and other related items in connection with the permitted use of the Premises under a sublease approved by Landlord. Tenant shall provide reasonably detailed written itemization of such reimbursements within 15 days following Landlord’s written request therefore, provided, however that Landlord shall not request such written itemization more than one time (with respect to any such subtenant) in any calendar quarter during the Term.

11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) in the event of a Transfer to an Affiliate (defined below), Tenant continues in existence and Tenant’s tangible net worth is equal to the greater of: (x) Tenant's tangible net worth on the day immediately preceding such transfer, and (y) Tenant has a tangible net worth, financial standing and financial resources, taking into account all expected obligations of the Tenant with respect to the transfer and all of its other contingent and noncontingent obligations, to service when due the obligations of the Tenant with respect to the transfer, as reasonably determined by Landlord; (d) the Permitted Use does not allow the Premises to be used for retail purposes; and (e) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees (a “Tenant Lien”). Notwithstanding the foregoing, Tenant shall have no responsibility for any liens resulting from work or service performed by Landlord, Landlord Related Parties and/or any of their respective contractors. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any Tenant Lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the Tenant Lien. Tenant shall reimburse Landlord for any amount reasonably paid by Landlord to remove a Tenant Lien, including, without limitation, reasonable attorneys’ fees.

13. Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below) or a violation of Law or breach of this Lease by Landlord, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees on the Property or in relation thereto or the breach of this Lease by Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or breach of this Lease by Tenant, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties or the breach of this Lease by Landlord. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties (other than Landlord and the Landlord Related Parties), (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Sections 15 and 20 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties or a violation of Law or breach of this Lease by Landlord. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

14. Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees of Landlord’s interest in this Lease), the managing agent for the Building (or any successor) identified to Tenant, EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord (in writing to Tenant) and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give

Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance as the same is required by this Lease, prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Landlord shall maintain the following insurance (“Landlord’s Insurance”), the premiums of which will be included in Expenses to the extent permitted by this Lease: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building at replacement cost value; (3) Worker’s Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence.

15. Subrogation.

Notwithstanding any provision in this Lease to the contrary (including without limitation the Rules and Regulations), Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to property (including, without limitation, Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof), including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16. Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete (as hereinafter defined) the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("Completion Estimate"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 210 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty (after giving effect to any unexpired options to extend that have been validly exercised as provided herein); (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises (as hereinafter defined) occurs. If Landlord has the right to terminate this Lease pursuant to this Article 16, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: Length of term remaining on the Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord's plans to repair and restore Common Areas serving the Premises, Landlord's plans for repair and restoration of the Building, and other relevant factors of Landlord's decision as long as they are applied to Tenant in the same manner as other tenants. Landlord shall not in bad faith terminate this Lease pursuant to the terms of this Section 16.01 solely for the purpose of replacing Tenant with a successor tenant. In addition, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 10 days after receipt of the Completion Estimate. For purposes of this paragraph, a “material uninsured loss to the Building or Premises” shall mean a casualty not covered by the insurance coverages required in this Lease, whether or not a party hereto maintained such insurance coverage. The repair and restoration work shall be deemed to be “Substantially Complete” on the date that all such work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If Landlord is actually delayed in the performance of such work as a result of the acts or omissions of Tenant, the Tenant Related Parties or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the repair and restoration work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete such work absent any Tenant Delay.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. In no event shall Landlord be required to spend more for the restoration than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. During any period of time that all or a material portion of the Premises is rendered unusable for the conduct of Tenant’s office uses therein (as Tenant is not using such portion of the Premises) as a result of a Casualty, the Rent shall abate for the portion of the Premises that is unusable and not used by Tenant.

16.03 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. If Landlord has the right to terminate this Lease pursuant to this Article 17, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: Length of term remaining on the Lease, time needed to repair and restore, costs of repair and restoration not covered by condemnation proceeds, Landlord's plans to repair and restore Common Areas serving the Premises, Landlord's plans for repair and restoration of the Building, and other relevant factors of Landlord's decision as long as they are applied to Tenant in the same manner as other tenants. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant. Notwithstanding anything to the contrary in this Lease, however, Tenant may file a separate claim for Tenant's Property, Tenant’s lost goodwill, and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the

California Code of Civil Procedure, or any similar or successor Laws. If all or a portion of the Parking Facility is subject to the Taking and such Taking materially reduces the number parking spaces available to Tenant as provided the Parking Agreement attached hereto as Exhibit G (subject to modification from time to time), and this Lease is not terminated as provided in this Article, Landlord shall use commercially reasonable efforts to provide reasonable alternate parking to Tenant in the vicinity of the Building, which may include valet parking.

18. Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days after notice and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s approval (if required by the terms of this Lease) or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor, if any, becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; or (e) the leasehold estate is taken by process or operation of Law. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law so long as such notices are delivered in a form and by the means specified in unlawful detainer statutes.

19. Remedies.

19.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)	Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)	The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)	The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)	Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The "Worth at the Time of Award" of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 4%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)	Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)	Notwithstanding Landlord's exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS JUDICIAL TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of 60 days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said 60 day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said 60 day period, or having commenced the curative action within said 60 day period, fails to diligently pursue same) and (ii) each Mortgagee (as defined in this Article 19) of whose identity Tenant has been notified in writing shall have failed to cure such default within 30 days (or such longer period of time as may be specified in any written agreement between Tenant and Mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord's failure to cure within the time periods provided above. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its Mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.

19.06 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 50% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY) AND PROCEEDS FROM THE SALE OF THE BUILDING; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEEDS FROM THE SALE OF THE BUILDING, LANDLORD’S LIABILITY SHALL EXTEND ONLY TO ADJUDICATED CLAIMS WHICH ARISE DURING LANDLORD’S PERIOD OF OWNERSHIP AND DURING THE TERM OF THIS LEASE BUT ONLY AFTER LANDLORD FIRST APPLIES ANY SUCH SALE PROCEEDS TO ANY OUTSTANDING MORTGAGES AND/OR ANY OTHER ENCUMBRANCES EXISTING UPON OR OTHERWISE AFFECTING THE BUILDING (INCLUDING ANY GROUND LEASE PAYMENTS) AND ANY TAX LIABILITY RESPECTING THE BUILDING. THE OBLIGATIONS OF LANDLORD UNDER THIS LEASE ARE NOT INTENDED TO BE AND SHALL NOT BE PERSONALLY BINDING ON, NOR SHALL ANY RESORT BE HAD TO THE PRIVATE PROPERTIES OF, ANY OF ITS OR ITS INVESTMENT MANAGER’S TRUSTEES, DIRECTORS, OFFICERS, PARTNERS, BENEFICIARIES, MEMBERS, STOCKHOLDERS, EMPLOYEES, OR AGENTS, AND IN NO CASE SHALL LANDLORD BE LIABLE TO TENANT HEREUNDER FOR ANY LOST PROFITS, DAMAGE TO BUSINESS, OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

21. Relocation. Intentionally Omitted.

22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (with reduction for partial months during the holdover) equal to 150% of the Base Rent and 100% of Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises (other than Alterations which Landlord agrees, or has previously agreed in a binding written notice or agreement, may be surrendered pursuant to the terms of this Lease), and quit and surrender the Premises to Landlord, broom clean, and in the same order, condition and repair as it was when originally delivered by Landlord to Tenant (whether pursuant to the terms hereof, the Prior Lease or the Sublease Agreement), ordinary wear and tear, maintenance expressly required of Landlord by the terms hereof, and damage which Landlord is obligated to repair hereunder, removal and/or remediation of Hazardous Materials (as defined in Exhibit B) introduced to the Premises by Landlord during the Term or for which Tenant is not liable pursuant to the terms and conditions of second paragraph of Article 5 of this Lease, and damage caused by Casualty and Taking excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Each party represents and warrants to the other that each individual executing this Lease on behalf of such party is authorized to do so on behalf of such party. Tenant represents and warrants that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, the foregoing, shall not affect any right Tenant may have to terminate the Lease or other remedy that Tenant may have that is not expressly extended/suspended by Force Majeure. Unless otherwise expressly specified herein, any expenditure by a party hereto permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party shall be reasonably incurred.

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. In connection with this Lease, Landlord shall pay a commission or other compensation to Broker in connection with a separate agreement between the Broker and Landlord. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.09 Except as otherwise expressly provided in the Lease, whenever the Lease requires an approval, consent, designation, determination or judgment by either party, such approval, consent, designation, determination or judgment shall not be unreasonably withheld, conditioned or delayed.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

	By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

		By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

			By:	/s/ Kenneth J. Churich
			Name:	Kenneth J. Churich
			Title:	Vice President - Leasing

TENANT:

NETSUITE, INC., a California corporation

By:	/s/ James McGeever
Name:	James McGeever
Title:	Chief Financial Officer

By:	/s/ David Lipscomb
Name:	David Lipscomb
Title:	Senior Vice President, Engineering and Operations

Tenant’s Tax ID Number (SSN or FEIN):

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

1. Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the "Tax Excess”). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02 As soon as is practical following the end of each succeeding calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year. Landlord and Tenant hereby each waive any rights to any sums due and identified by the afore-described reconciliation process which sums are identified on a date following the expiration of the twenty fourth (24th) full calendar month following the later of (i) the Termination Date, and (ii) the date Tenant surrenders possession of the Premises to Landlord in accordance with the terms and conditions of the Lease.

2. Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building. “Expenses” shall include, but not be limited to: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees (which management fees for the Building (expressed as a percentage of gross receipts for the Building) shall not exceed the prevailing market management fees (expressed as a percentage of gross receipts), for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location); provided, however, that the foregoing management fee shall in no event exceed an amount equal to 3% of the total gross receipts of the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts,

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supplies, tools and equipment; (g) insurance premiums and deductibles; provided however, that Tenant's Pro Rata Share of earthquake insurance deductibles shall not exceed $500,000.00 for any one event; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: (x) such annual amortized costs; and (y) the actual annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Term. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Capital improvements that are subject to the foregoing shall include full replacements (other than those replacement parts or components installed in the ordinary course of business) of capital improvements (as reasonably determined by Landlord) and shall be amortized as provided in this Section 2.01. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be reasonably compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the reasonable shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

In addition, during the Term or any extension thereto, and subject to the terms of this paragraph, the Base Year for Expenses shall be increased to include the amount of any new line item category of Expenses (a “New Line Item”) that was not included in the Base Year for Expenses and included in Expenses in the calendar year that such New Line Item occurs (and, if the subject period is a portion of a calendar year, the amount of the Base Year for Expenses shall be grossed up to represent a full calendar year for both the Base Year and the calendar year in which the New Line Item first is incurred) and, following the expiration of the calendar year during which the New Line Item initially occurs, Tenant shall be liable for Tenant’s Pro Rata Share of increases in Expenses over the adjusted amount of the Base Year for Expenses; provided, however, that any Expenses that are renamed, altered or recategorized (by applicable Law or otherwise) or that otherwise in substance were included in the Base Year for Expenses shall not be included in or treated as a New Line Item for purposes of this paragraph. Notwithstanding the foregoing, in no event shall the Expense Excess for any calendar year following the Base Year but preceding the calendar year in which the New Line Item occurs be retroactively adjusted as a result of such increase in the Base Year Expenses, and in no event shall Tenant be entitled to a credit as a result of such increase. In the event that during the Term or any extension thereto, a category is removed from the Base Year (as opposed to shifted or combined with another category), and is omitted from Expenses, the Base Year for Expenses shall be reduced to reflect what Expenses would have been in the Base Year had such category not been included in the Base Year. Notwithstanding anything to the contrary contained herein, the term “New Line Item” shall exclude any item that becomes a part of Expenses due to Landlord’s obligation to comply with any applicable Law and accordingly the Base Year shall in no event be adjusted with respect to such items.

2.02 Expenses shall not include and Tenant shall in no event have any obligation to perform or pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses as a part of Expenses: the cost of capital improvements (except as set forth above); depreciation; amortization (except as set forth above); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required to be carried by Landlord under this Lease) or condemnation proceeds; costs in connection with leasing space in the Building, including, without limitation, landlord work, brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents, and construction, improvement and decorating costs in preparing space for initial occupancy by a specific tenant; lease concessions, rental abatements and construction allowances granted to specific tenants; tenant relations parties and events,

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expenses incurred in connection with disputes with tenants or other occupants of the Building, costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses or any other sums required to be paid by Landlord; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. The following items are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Parking Facility, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Any costs, fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)	Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(d)	The cost or expense of any services or benefits provided to other tenants in the Building and not provided or available to Tenant.

(e)	Any expenses for which Landlord has received actual reimbursement (other than through reimbursement of Expenses).

(f)	Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building, Parking Facility or Property and costs of Work under the Work Letter, if any.

(g)	Any cost or expense related to the removal, cleaning, abatement or remediation of Hazardous Materials (as defined below) in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such Hazardous Material was introduced to the Premises by Tenant or a Tenant Party (in which event Tenant shall be solely and directly liable for the costs and expenses associated therewith) and except for such nonmaterial removal, cleaning, abatement or remediation is incidental to the general repair and maintenance of the Building, Common Area or Property. "Hazardous Material" means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.

(h)	The cost of complying with any Laws in effect (and interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(i)	Costs incurred by Landlord to repair damage to the Building or Property to the extent caused by the gross negligence or willful misconduct of Landlord.

(j)	The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment;

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provided however, if any such parts, supplies, tools or equipment would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether the rental or purchase cost of such item may be properly included in Expenses shall be governed by the terms of Section 2.01 above.

(k)	Costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person.

(l)	Any income, capital levy, capital stock, succession, transfer, franchise, gift, estate or inheritance tax.

(m)	Any depreciation, reserve, or rental under any ground or underlying lease.

(n)	Bad debt or rental losses or refunds.

(o)	Costs of Landlord’s charitable or political contributions.

(p)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(q)	Finders fees, brokerage commissions, job placement or advertising Costs.

(r)	Any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as interpreted and enforced) as of the date of this Lease except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable.

(s)	Costs incurred directly as a result of a breach by Landlord of Landlord’s obligations described in this Lease.

(t)	All items (including repairs) and services for which other tenants are required to reimburse Landlord (other than through Expenses), which may include, without limitation, charges for above standard HVAC use by specific tenants or occupants of the Building.

2.03 If the Building is not at least 100% occupied during any calendar year or if Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses for the Base Year or any other calendar year shall, at Landlord’s option, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. The extrapolation of Expenses under this Section shall be performed in a reasonable manner accordance with the methodology specified by the Building Owners and Managers Association. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s equitable share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord to the extent used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees reasonably incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, sales, franchise, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be

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retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes in accordance with Section 1 above.

4. Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses for the Base Year or any subsequent Expense year, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year to which the statement applies and, in the case of the first such audit (if not the Base Year), the Base Year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if, after reviewing and analyzing the results of the audit and approving the method and manner employed in such audit (which approval shall not be unreasonably withheld) Landlord and Tenant reasonably determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

As used in this Work Letter, the “Premises” shall be deemed to mean Suite 200.

I. Alterations and Allowance.

A.	Concurrently with the signing of this Lease, Landlord will deliver the Premises to Tenant, in a water tight condition, free from defects and exclusive of all other tenancies, in compliance with Law, CC&R, or fire underwriters’ requirements applicable thereto on such date, with all electrical, plumbing, mechanical, HVAC, security, fire protection, life safety, elevator, and other building operating system in or serving Suite 200 in good operating condition. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and the Letter of Credit required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). The approved Initial Alterations are depicted in the attached Schedule 1. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations, which approvals shall not be unreasonably withheld and shall be deemed given unless reasonably withheld in writing (stating the reasons for withholding) within 10 Business Days after submittal of the written request for approval by Tenant to Landlord with respect to any other contractor. Subject to Section 5 of the Lease, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be required for any contractor identified on attached Schedule 1 and, if required, shall not be unreasonably withheld and shall be deemed given unless reasonably withheld in writing (stating the reasons for withholding) within 10 Business Days after submittal of the written request for approval by Tenant to Landlord. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. All contractors employed by Tenant to conduct work pursuant to this agreement shall be licensed as a contractor in the State of California.

B.

Provided Tenant is not in Default beyond applicable notice and cure periods (but excluding any immaterial, nonmonetary defaults by Tenant), Landlord agrees to contribute the sum of $900,341.08 (the "Allowance") toward the cost of performing the Initial Alterations, and the FF&E as set forth below, in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for the other soft and hard costs in connection with the Initial Alterations, including, without limitation the permit and inspection fees and sales taxes imposed with respect to such Initial Alterations (“Expansion Costs”). The Allowance, less a 10% retainage (which retainage shall

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be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iii) a cost breakdown of the Expansion Costs for each trade or subcontractor performing the Initial Alterations; (iv) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (v) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vi) a request to disburse from Tenant containing a statement that the amount is owing to contractor under the terms of the construction agreement between Tenant and the contractor. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills for the Expansion Costs covering all labor and materials expended and used, (4) as-built (or “marked-up”) plans of the Initial Alterations, and (5) the certification of Tenant’s architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the Landlord approved plans, and (6) a final, accepted inspection and approval of the Initial Alterations by the building inspector having jurisdiction. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

C.

In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Notwithstanding the foregoing, up to $450,000.00 of the Allowance may be used by Tenant for the purchase of furniture, fixtures, equipment and telecommunications wiring (“FF&E”) to be used by Tenant in the Premises. Landlord shall disburse such portion of the Allowance (not to exceed the actual FF&E costs), to Tenant within thirty (30) days after the receipt of paid invoices from Tenant with respect to Tenant’s actual FF&E costs. Any portion of the Allowance which exceeds the cost of the Landlord Work or is otherwise remaining after December 23, 2005, ("Unused Allowance") shall accrue to the sole benefit of Landlord, it being agreed that, subject to the following, Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto; provided, however, upon completion of the Landlord Work and payment of all costs related thereto, Landlord shall apply the Unused Allowance against the second and subsequent installments of Base Rent and Additional Rent due under this Lease. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations, the FF&E and/or Allowance and all other costs of installing the Initial Alterations or Tenant’s FF&E in excess of the Allowance. Landlord shall own all such FF&E until the expiration of the Lease (provided that Tenant, not Landlord, shall be responsible for all costs associated with such FF&E including, without limitation, the cost of insuring the same, all maintenance and repair costs and taxes), at which time the FF&E shall become the property of Tenant provided, however, that Tenant shall not then be in Default under any provision of this Lease. Notwithstanding the foregoing, during the Term, each party shall be entitled to take the appropriate tax deduction with respect to such party’s actual contribution toward the purchase of any of the FF&E; provided, however, that the foregoing shall in no event be inconsistent with standard accounting practices customarily utilized in the commercial real estate industry and otherwise substantially in accordance with generally acceptable accounting principles. Tenant shall maintain and repair the FF&E in good and working order

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and shall insure the FF&E to the same extent Tenant is required to insure Tenant’s Personal Property pursuant to the terms of the Lease. In the event that the Lease is terminated prior to the Termination Date, Tenant, at its election, shall pay to Landlord the unamortized portion of the costs of the FF&E funded by the Allowance or otherwise paid for by Landlord (no later than the termination date of the Lease) calculated on a straight-line basis over the initial Term of the Lease, or the FF&E shall remain the property of Landlord and Tenant shall and, in such event, hereby does, waive all of its rights thereto.

D.	Except as expressly otherwise stated in the Lease, Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

E.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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SCHEDULE 1 TO WORK LETTER

This Schedule 1 is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

Landlord generally approves the following Initial Alterations (subject to the terms and conditions of the Lease and Exhibit C): [INSERT]

Landlord approves the following contractors, subcontractors and material suppliers: [INSERT]

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EXHIBIT D

COMMENCEMENT LETTER

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , 20 , by and between , as Landlord, and , as Tenant, for rentable square feet on the floor of the Building located at .

Lease Id:

Business Unit Number:

Dear                                 :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.	Except as otherwise expressly provided in the Lease, no signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

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9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s reasonable opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of their abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall make best efforts to avoid any violation of Landlord’s labor contracts or cause a work stoppage, picketing, labor disruption or dispute or interference with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

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20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

1.	LETTER OF CREDIT

A.	Form and Amount. Prior to the Commencement Date, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") substantially in the form of Exhibit F-1 hereto (with only such modifications as are reasonably acceptable to Landlord) and containing the terms required herein, in the face amount of $250,000.00 (the "Letter of Credit Amount"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion; provided, however, that Landlord shall not withhold its consent based upon the form of Letter of Credit if such form is substantially consistent, in form and substance, to the form attached hereto as Exhibit F-1. Tenant shall cause a Letter of Credit satisfying the criteria set forth herein to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "Final LC Expiration Date") that is 120 days after the scheduled expiration date of the Term or any renewal thereof. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 20 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 1, shall be irrevocable and transferable to any successor owner, secured lender or Mortgagee of the Premises.

B.	Drawings under Letter of Credit. Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) If a Default occurs; or (ii) If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 20 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 1. If a drawing is made pursuant to subpart (ii) above, the proceeds of the Letter of Credit shall be held by the Landlord as a cash security deposit in accordance with Section 6 of the Lease. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in accordance with the terms of the Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 1.

C.

Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any such draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Lease;

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(iii) against any costs incurred by Landlord in connection with this Lease and related to any Default by Tenant (including attorneys' fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 10 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition in bankruptcy is filed by Tenant or any Guarantor (if any), or an involuntary petition is filed against Tenant or any Guarantor (if any) by any of Tenant's or Guarantor's creditors (if any), under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D.	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 1, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E.	Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to a successor owner of the Premises and/or Landlord's Mortgagee and/or to have the Letter of Credit reissued in the name of Landlord's Mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees (but only to the extent the same exceeds $625.00) in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord's written request therefor.

F.

Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a "security deposit" under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded ("Security Deposit Laws"), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums

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reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 1 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of this Lease.

2.	RENEWAL OPTION.

A.	Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of 5 years commencing on the day following the Termination Date and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

1.	Landlord receives notice of exercise ("Initial Renewal Notice") not less than 9 full calendar months prior to the expiration of the Term and not more than 12 full calendar months prior to the expiration of the Term; and

2.	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.	No more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.

1.	The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal 95% of the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

2.	Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s Proportionate Share of Tax Excess and Expense Excess and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term. Notwithstanding the foregoing, the Base Year for the Renewal Term shall be the calendar year of 2012.

C.

Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market

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rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

D.	Arbitration Procedure.

1.	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the San Mateo, California area, with working knowledge of current rental rates and practices who has not represented the party selecting such appraiser on a prior occasion during the prior 3 years. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.	Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

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3.	If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

E.	Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and, when the Renewal Amendment is in proper form, Landlord and Tenant shall execute and deliver the Renewal Amendment within 15 days after finalizing the same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.	Definition of Prevailing Market. For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Mateo, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

G.	Subordination. Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof and identified on Exhibit F-3 attached hereto.

3.	RIGHT OF FIRST REFUSAL.

A.

Grant of Option; Conditions. Tenant shall have the one time right of first refusal with respect to each available portion of the approximately 31,397 rentable square feet of space (each a “Right of First Refusal”, and collectively, the “Rights of First Refusal”) known as Suite No. 400 on the 4th floor of the Building shown on the demising plan attached hereto as Exhibit F-2 (each such portion, a "Refusal Space" and collectively, the "Refusal Spaces"). Each of Tenant’s Rights of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the existing tenant in the particular Refusal Space, (in each instance, a "Prospect") interested in leasing such Refusal Space, Landlord shall advise Tenant (in each instance, an "Advice") of the terms under which Landlord is prepared to lease such Refusal Space to such Prospect and Tenant may lease such Refusal Space, under such terms, by providing Landlord with written notice of exercise (in each instance, a "Notice of

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Exercise") within 7 Business Days after the date of the applicable Advice, except that Tenant shall have no such Right of First Refusal with respect to such Refusal Space and Landlord need not provide Tenant with an Advice with respect to such Refusal Space if:

1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice for such Refusal Space; or

2.	more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in the Lease) at the time Landlord would otherwise deliver the Advice for such Refusal Space; or

3.	the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in the Lease) prior to the date Landlord would otherwise deliver the Advice for such Refusal Space; or

4.	such Refusal Space is not intended for the exclusive use of Tenant during the Term; or

5.	the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice for such Refusal Space.

B.	Terms for Refusal Space.

1.	The term for the particular Refusal Space shall commence upon the commencement date stated in the Advice for such Refusal Space and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in such Advice, including the termination date set forth in such Advice, shall govern Tenant's leasing of such Refusal Space and only to the extent that they do not conflict with such Advice, the terms and conditions of the Lease shall apply to such Refusal Space. Tenant shall pay Base Rent and Additional Rent for such Refusal Space in accordance with the terms and conditions of the Advice for such Refusal Space.

2.	Such Refusal Space (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Refusal Space or the date the term for such Refusal Space commences, unless the Advice for such Refusal Space specifies work to be performed by Landlord in the Refusal Space or an alternative delivery condition, in which case Landlord shall perform such work in such Refusal Space and/or deliver such Refusal Space in such condition. If Landlord is delayed delivering possession of such Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Refusal Space shall be postponed until the date Landlord delivers possession of such Refusal Space to Tenant free from occupancy by any party.

C.	Termination of Right of First Refusal. The rights of Tenant hereunder with respect to a particular Refusal Space shall terminate on the earlier to occur of (i) November 30, 2011; (ii) Tenant's failure to exercise its Right of First Refusal for such Refusal Space within the 7 Business Day period provided in Section A above; and (iii) the date Landlord would have provided Tenant an Advice for such Refusal Space if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

D.

Refusal Space Amendment. If Tenant exercises its Right of First Refusal for a particular Refusal Space, Landlord shall prepare an amendment (in each instance, a "Refusal Space Amendment") adding such Refusal Space to the Premises on the terms set forth in the Advice for such Refusal Space and other non-conflicting terms of the Lease, and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise

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executed by Tenant, and Landlord and Tenant shall execute and deliver the Refusal Space Amendment within 15 days finalizing the same, but an otherwise valid exercise of Tenant’s Right of First Refusal for such Refusal Space shall be fully effective whether or not a Refusal Space Amendment is executed.

E.	Subordination. Notwithstanding anything herein to the contrary, Tenant's Rights of First Refusal are subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Spaces, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof and identified on Exhibit F-3 attached hereto.

4.	INTERIOR AND MONUMENT SIGNAGE. Pursuant to the Prior Lease, Tenant has installed, and, pursuant to the terms hereof, shall be permitted to display, at Tenant’s sole cost and expense, identification signage in the corridor of first floor of the Building at the entry to the Premises. Pursuant to the Prior Lease, Tenant has installed, and, pursuant to the terms hereof, shall be permitted to display, at Tenant’s sole cost and expense, Tenant’s name on the monument sign for the Building. Any changes in the design, size and color of the signage with Tenant’s name on the monument sign, and the manner in which such changes are attached to the monument sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage under this Section 4. The location of Tenant’s name on the monument sign, shall continue to be subject to the existing rights of existing tenants in the Building and identified on Exhibit F-3 attached hereto, and the location of Tenant’s name on the monument sign shall continue to be further subject to Landlord’s reasonable approval. Tenant’s rights hereunder shall also be subject to all Laws and all applicable governmental authorities. In all events, on or prior to the expiration of the term of the Lease, Tenant shall remove its signage installed under this Section 4 and repair any damage to the Building and/or monument sign caused by such removal. All signage rights granted to Tenant hereunder shall be nontransferable.

5.	EXTERIOR BUILDING SIGNAGE.

A.	Tenant, provided Tenant is not in Default and obtains all necessary building permits and zoning and regulatory approvals, shall have the exclusive right to attach two (2) signs identifying Tenant (collectively, the "Sign" or “Signs”) on the exterior of the Building, the exact dimensions and locations thereof shall be determined in Landlord's reasonable judgment. Within a reasonable time after its execution of this Lease, Tenant shall submit detailed drawings of its proposed Signs to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed. Such drawings shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, type and manner of illumination, if any, and method of installation of the proposed Signs. Landlord and Tenant and their respective architects shall work together in good faith to agree upon a final design for the Signs.

B.	Tenant shall be solely responsible for all costs in connection with the Signs, including, without limitation, all costs of obtaining permits and zoning and regulatory approvals and all costs of design, construction, installation, supervision and wiring. Prior to commencing any work in connection with the installation of the Signs, Tenant shall furnish to Landlord for its approval copies of all plans and specifications for the installation and wiring of the Signs; names and addresses of contractors; copies of contracts; necessary permits and evidence of contractor's and subcontractor's insurance in an amount reasonably satisfactory to Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees (but subject to Sections 15 and 20 of the Lease) (i) Tenant shall be solely responsible for any damage to the Signs and any damage that the Signs or its installation may cause to the Building, the Property, or any other property of Landlord or any third party, and (ii) Tenant will indemnify Landlord against any cost or liability of any kind relating to the Signs.

C.

Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees (but subject to Sections 15 and 20 of the Lease), Tenant shall be responsible for maintaining the Signs in a first class manner and for all costs of repairing the Signs, including, without limitation, all cost of repairing or replacing any damaged portions of the Signs and the cost of

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replacing any lightbulbs, florescent or neon tubes or other illumination device. All such work shall be performed with reasonable prior notice to Landlord by contractors that meet the criteria set forth in this Section 5 above with respect to the installation of the Signs, including, without limitation, the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Tenant fails to repair or maintain the Signs within 30 days written notice from Landlord to Tenant, Landlord shall have the right to maintain the Signs with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent.

D.	Tenant, upon the expiration date or sooner termination of the Lease, shall remove the Signs and restore any damage to the Building and Property at Tenant's expense. Such removal and restoration work shall be performed by contractors that meet the criteria set forth in Section A above with respect to the installation of the Signs, including, without limitation, the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. In addition, Tenant’s exclusive right to the Sign shall terminate and Landlord shall have the right to remove the Signs at Tenant's sole cost and expense, if, at any time during the Term (or renewal thereof), Tenant (1) assigns the Lease (other than in connection with a Permitted Transfer), (2) sublets 50% or more of the Premises (other than in connection with a Permitted Transfer), (3) ceases to occupy 50% or more of the Premises, or (4) Defaults under any term or condition of the Lease and such Default is not cured for a period in excess of 90 days (provided that the foregoing in no event shall be construed to be an extension of any cure period available to Tenant as provided in the Lease). Notwithstanding the foregoing, Landlord shall have the right to perform any removal or restoration work with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent.

6.	ROOF SPACE FOR DISH/ANTENNA.

A.

Tenant shall have the right, in consideration for payments of $0.00 per month (the "Dish/Antenna Payments"), to lease space on the roof of the Building for the purpose of installing (in accordance with Section 7.01 of the Lease), operating and maintaining an 18 inch dish/antenna or other communication device approved by the Landlord (the "Dish/Antenna"). Upon each and every anniversary date of the Commencement Date of this Lease during the initial Term, and during any renewal Term hereof, if any, the monthly Dish/Antenna Payments referenced above shall be reviewed by Tenant and Landlord and may be increased, from the rate in effect at the end of the immediately preceding year. The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Article IV of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 9 square feet (the "Roof Space"). Landlord reserves the right to relocate at Landlord’s sole cost the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time

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Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

B.	Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.	It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

D.	Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

E.	Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

F.

The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition

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and maintain same in satisfactory condition as to appearance and safety in Landlord’s reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

G.	In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service and, except in emergency situations as determined by Landlord, Landlord shall exercise commercially reasonable efforts to perform any such work in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

H.	Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

I.	Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

J.	Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

K.	If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article 18 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

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EXHIBIT F-1

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

[Name of Financial Institution]

Irrevocable Standby

Letter of Credit

No.

Issuance Date:

Expiration Date:

Applicant:

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                                  U.S. Dollars ($                    ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

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This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                   to the attention of                                                  .

Very truly yours,

[name]

[title]

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EXHIBIT F-2

OUTLINE AND LOCATION OF REFUSAL SPACE

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

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EXHIBIT F-3

SUPERIOR RIGHTS

This Exhibit is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

[TO BE PROVIDED]

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EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company ("Landlord") and NETSUITE, INC., a California corporation ("Tenant") for space in the Building commonly known as Peninsula Office Park Building 9 located at 2955 Campus Drive, San Mateo, California.

1.	During the Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 194 non-reserved parking spaces and 0 reserved parking spaces in the parking facility servicing the Building (“Parking Facility”). During the Term, there shall be no charge for such parking spaces. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the following terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time. Such charges, if any, shall be payable in advance to Landlord or such other entity as designated by Landlord, and shall be sent concurrent with Tenant's payment of monthly Base Rent to the address Landlord designates from time to time. Except as otherwise set forth herein below, no deductions from such charges, if any, shall be made for days on which the Parking Facility is not used by Tenant.

2.	Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable, non-discriminatory rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility. Tenant shall comply with and cause its employees to comply with all the Rules as well as all reasonable, non-discriminatory additions and amendments thereto.

3.	Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Subject to Tenant’s rights to the reserved spaces set forth above, if any, Landlord reserves the right to assign other specific parking spaces, and to reserve other parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In such event, Landlord shall use commercially reasonable efforts to provide reasonable alternate parking to Tenant in the vicinity of the Building, which may include valet parking.

4.	Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

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EXCEPT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLROD OR ANY LANDLORD RELATED PARTY (BUT IN ANY EVENT SUBJECT TO SECTIONS 15 AND 20 OF THE LEASE AND NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE), LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO

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THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES. WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION. IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO THE EXTENT WITHIN TENANT’S POWER TO REQUIRE (OR IF BEYOND TENANT’S POWER, FORMALLY REQUEST) THAT TENANT'S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY. TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES WITH RESPECT TO ANY LOSS OR DAMAGE WITH RESPECT TO PERSONAL PROPERTY ARISING FROM THE EXERCISE OF THE PARKING RIGHTS GRANTED IN THIS PARKING AGREEMENT. Notwithstanding the foregoing, but except as provided in Section 15 of the Lease (Subrogation) and Section 20 of the Lease (Limitation of Liability) to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

6.	Except in connection with an Ownership Change, Permitted Transfer or other Transfer consented to in writing by Landlord, (a) Tenant shall not assign its rights under this Parking Agreement or sublease any of the parking spaces without the consent of Landlord, and (b) Landlord shall have the right to terminate this Parking Agreement with respect to any parking spaces that Tenant desires to sublet or assign its rights thereto.

7.	Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility (“Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

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